Amendment
To the
Appendix 1 Lease Agreement Between
The U.S. Department of Energy and
United States Enrichment Corporation
For the Gas Centrifuge Enrichment Plant

WHEREAS, The U.S. Department of Energy (“DOE” or the “Department”)) and United States Enrichment Corporation (“Corporation” or “Lessee”) (collectively the “Parties”) entered into a lease for the Gas Centrifuge Enrichment Plant located in Piketon Ohio (the “GCEP Lease”);

WHERAS, the Corporation has sub-leased the GCEP Lease to its affiliate, American Centrifuge Operating LLC (“ACO” or “Sublessee”) and ACO currently has an NRC license for a demonstration facility on the leased premises (For purposes of this Amendment and the GCEP Lease the terms “Corporation” or “Lessee” shall also include “ACO”);

WHEREAS, the current term of the GCEP Lease will expire on June 30, 2019;

WHEREAS, DOE is entering into a HALEU Demonstration Contract (“Demonstration Contract”) with ACO to construct and operate a demonstration cascade on the leased premises under ACO’s NRC license as modified to allow HALEU production; and

WHEREAS, the Parties desire to extend the term of the Lease and make other changes to permit the construction and operation of the demonstration cascade pursuant to the terms of the Demonstration Contract between DOE and ACO;

NOW THEREFORE, under authority of the Atomic Energy Act of 1954, as amended (the “Act”), and other law, and with the express consent of Sublessee, DOE and the Corporation hereby agree to amend the GCEP Lease as follows:

1. The term of the GCEP Lease is renewed and extended until May 31, 2022.
2. Notwithstanding anything in the GCEP Lease to the contrary, including Article VII, the Parties agree that the GCEP Lease may be renewed upon mutual agreement of the Parties; PROVIDED, the Corporation certifies and, at the request of the Department, shall provide appropriate documentation to the Department, that the following condition precedents are met:
(a) the Corporation has an NRC License that is currently in effect; and

(b) either (i) a contract between the Corporation and U.S. Government to construct and operate a HALEU demonstration cascade or to perform other work on the leased premises remains in effect or is expected to be renewed or replaced; or (ii) the Corporation certifies to the Department that it intends to construct or operate a commercial enrichment facility on the leased premises.

3. Notwithstanding anything in the GCEP Lease to the contrary, including but not limited to Article XII, the Parties agree that the Department may terminate this GCEP Lease at any time in the event:

(a)	the Department and the Corporation do not definitize the Demonstration Contract; or

(b)	the Department terminates the Demonstration Contract with the Corporation to construct and operate a HALEU demonstration facility or perform any other work on the leased premises for default; or

(c)	The Corporation fails to maintain an NRC license for the leased premises.
4.  Notwithstanding anything in the GCEP Lease to the contrary, including but not limited to Article XII, the Parties agree that the Corporation may terminate this GCEP Lease at any time in the event:

(a)	the Department terminates the Demonstration Contract with the Corporation to construct and operate a HALEU demonstration facility or perform; or

(b)	at the expiration of the Demonstration Contract.

5. Notwithstanding anything in the GCEP Lease to the contrary, including but not limited to, Articles IV and V, the Parties agree that:

(a)     as of the date of this Amendment the Corporation has fully satisfied the lease turnover conditions, except for compressors and generators which will be made operable as identified in Condition Reports X-6000 and X-3001, and any existing financial assurance provided under Section 4.3 shall be released, any surety bonds provided shall be cancelled and any collateral shall be returned to the Corporation; and
(b)     any facilities or equipment constructed or installed by the Corporation under contract with DOE shall be included in Exhibit B as Leased Personality and may be returned to the Department in an “as is” condition at the end of the lease term; and
(c)     the Department hereby assumes all liability for the decontamination and decommissioning of such facilities and equipment installed, and any work performed, under contract with the Department including any materials or environmental hazards on the site; and
(d)     no financial assurance for any liability or lease turnover conditions shall be required from the Corporation.

6. Notwithstanding anything in the GCEP Lease to the contrary, including but not limited to, Articles III, IV, V, and VI, the Parties agree that any work performed under the Demonstration Contract on the leased premises shall be considered a permitted use; any alterations or changes to the premises pursuant to the Demonstration Contract with the Department shall be a permitted change to the premises; and any liabilities of the Corporation arising from or incident to the performance of work under the Demonstration Contract with the Department shall be governed solely by such contract and any financial protection afforded to the Corporation as a person indemnified under the Act.

IN WITNESS WHEREOF, the Parties have caused this Amendment to the Lease to be executed on their behalf by their duly authorized representatives as of the date of the last signature below.

United States Enrichment Corporation        U.S. Department of Energy
(Lessee)

/s/ Mary McCune
/s/ Larry B. Cutlip
By:                             By:

Mary McCune
Larry B. Cutlip
Name:                            Name:

Acting Manager, NE-ORSO
Sr. Vice President, Field Operations
Title:                             Title:

American Centrifuge Operating LLC
(Sublessee)

/s/ Larry B. Cutlip
By:

Larry B. Cutlip
Name:

Sr. Vice President, Field Operations
Title:

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